UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2008

THE AMACORE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27889	59-3206480
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1211 North Westshore Boulevard, Suite 512, Tampa Florida	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (813) 289-5552

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Effective December 17, 2008, Jay Shafer resigned from his position as President of The Amacore Group, Inc. (the “Company”).  Mr. Shafer continues to serve as the Company’s Chief Executive Officer.

(c)  Effective December 17, 2008, Guy Norberg, age 48, was appointed as President of the Company to fill the vacancy created by Mr. Shafer’s resignation.  Mr. Norberg has been a member of the Company’s Board of Directors since August 29, 2008 and has served as the Company’s Senior Vice President, Sales and Marketing since January 2007.  Prior to joining the Company, Mr. Norberg was Vice President, Sales and Marketing of Protective Marketing Enterprises, Inc. and prior to that he was a founder and President of US Health Options / Innovative Health Benefits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AMACORE GROUP, INC.

Date: December 23, 2008	By:	/s/ Jay Shafer
Name: Jay Shafer
Title: Chief Executive Officer